EXHIBIT 10.4

                        GUARANTY AND EXCHANGE AGREEMENT

            GUARANTY AND EXCHANGE AGREEMENT dated as of September 6, 1996 among TEXOIL, INC., a Nevada corporation ("PARENT"), TEXOIL COMPANY, a Tennessee corporation (the "COMPANY") and RIMCO PARTNERS, L.P., a Delaware limited partnership, RIMCO PARTNERS, L.P. II, a Delaware limited partnership, RIMCO PARTNERS, L.P. III, a Delaware limited partnership, and RIMCO PARTNERS, L.P. IV, a Delaware limited partnership.

                             PRELIMINARY STATEMENT

            The Noteholders have entered into a Note Purchase Agreement dated of even date herewith (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "NOTE AGREEMENT") with the Company and Parent. The Company is a wholly-owned subsidiary of Parent. It is a condition precedent to the obligation of the Noteholders to make Advances under the Note Agreement that the Company and Parent shall have executed and delivered this Agreement. Parent has determined that it will receive a substantial benefit if Advances are made to the Company under the Note Agreement.

            In consideration of the mutual covenants herein contained, Parent, the Company and the Noteholders agree as follows:

                                  ARTICLE I
                              DEFINITIONS, ETC.

            SECTION 1.01. CERTAIN DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth in the Note Agreement and the Annex A attached thereto (such meanings to be equally applicable to both singular and plural forms of the terms defined).

            SECTION 1.02. COVENANT CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            SECTION 1.03. OTHER RULES OF CONSTRUCTION. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to articles, sections, annexes, exhibits and schedules shall, unless the context requires a different construction, be deemed to be references to the articles and sections of this Agreement and the annexes, exhibits

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and schedules attached hereto and made a part hereof. In this Agreement, unless a clear contrary intention appears, the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The headings of the various articles and sections of this Agreement are for convenience only and shall not affect the meaning of the terms and conditions of this Agreement. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

                                  ARTICLE II
                                   GUARANTY

            SECTION 2.01. GUARANTY. Parent hereby unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity or earlier by acceleration or otherwise, of any and all debts, liabilities and obligations of the Company now or hereafter existing under the Note Agreement, the Notes or any of the other Transaction Documents whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any proceeding by or against the Company under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other similar debtor relief law), fees, expenses or otherwise (such obligations being the "OBLIGATIONS"), and agrees to pay any and all reasonable costs and expenses (including counsel fees and legal expenses) incurred by the Noteholders in connection with the protection, defense or enforcement of any rights under this Agreement and any of the other Transaction Documents.

            SECTION 2.02. GUARANTY ABSOLUTE. Parent unconditionally guarantees that the Obligations will be paid strictly in accordance with the terms of the Note Agreement, the Notes and the other Transaction Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Noteholders with respect thereto. The liability of Parent under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Note Agreement, the Notes, the other Transaction Documents or any other agreement or instrument relating thereto (unless such invalidity or unenforceability results from a failure of consideration on the part of the Noteholders); (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Note Agreement, the Notes or the other Transaction Documents; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; (d) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of the Company; (e) any change, restructuring or termination of the corporate structure or existence of the Company; or (f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor (except full and indefeasible payment of the Obligations, including, payment of the Tranche A Notes, via exchange for Parent Common Stock in accordance with Article III hereof).

            The obligations of Parent under this Agreement shall not be subject to reduction, termination or other impairment by reason of any setoff, recoupment, counterclaim or defense or for

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any other reason (except full and indefeasible payment of the Obligations, including, payment of the Tranche A Notes, via exchange for Parent Common Stock in accordance with Article III hereof). This Agreement is to be in addition to and is not to prejudice or be prejudiced by any other securities or guaranties (including any guaranty signed by Parent) which the Noteholders may now or hereafter hold from or on account of the Company and is to be binding on Parent as a continuing security notwithstanding any payments from time to time made to the Noteholders or any settlement of account or disability or incapacity affecting Parent or any other thing whatsoever. This Agreement is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Agreement.

            SECTION 2.03. WAIVER. Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any liability to which this Agreement applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Noteholders institute suit, collection proceedings or take any other action to collect the Obligations including any requirement that the Noteholders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral (it being the intention of the Noteholders and Parent that this Agreement is to be a guaranty of payment and not of collection) or that the Company or any other person be joined in any action hereunder. Notwithstanding the provisions of SECTION 8.12, Parent hereby expressly waives each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including, without limitation, any and all rights it may have pursuant to Rule 31 or Rule 32, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Parent hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice by the Noteholders of any indebtedness or liability to which it applies or may apply any amounts received by the Noteholders, and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

            SECTION 2.04. WAIVER OF SUBROGATION; ETC. Parent will not exercise any rights of subrogation under this Agreement, by any payment made hereunder or otherwise, until such time as the Noteholders have received full payment of the Obligations. If, notwithstanding the preceding sentence, any amount shall be paid to Parent on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Noteholders and shall forthwith be paid to the Noteholders to be credited and applied upon the Obligations in accordance with the terms of the Note Agreement.

            Parent hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Noteholders, and agrees that upon the occurrence and continuance of an Event of Default or any event which with the giving of notice or lapse of time could become an Event of Default, it shall not accept any payment on the same until payment in full of the Obligations, and shall in no circumstance whatsoever attempt to set off or reduce any Obligations hereunder because of such indebtedness. Parent further subordinates any lien or security interest that it has or may have on any collateral or security securing payment of the Obligations to the liens and

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security interest on said collateral and security in favor of the Noteholders, but the foregoing shall in no event imply or be construed to imply the Noteholders' agreement or consent to the existence of any such security interests in favor of Parent.

            SECTION 2.05. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default the Noteholders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Noteholders to or for the credit or the account of Parent against any and all of the obligations of Parent now or hereafter existing under this Agreement, irrespective of whether or not the Noteholders shall have made any demand under this Agreement and although such obligations may be contingent and unmatured. The Noteholders agree promptly to notify Parent after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Noteholders under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Noteholders may have.

            SECTION 2.06. TRANSACTION DOCUMENTS. Parent acknowledges that it has had full and complete access to the Note Agreement, the Notes and the other Transaction Documents, has fully reviewed same and is fully aware of their contents.

            SECTION 2.07. EFFECT OF BANKRUPTCY PROCEEDING, ETC. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the sums due any Noteholders pursuant to the terms of the Note Agreement or hereunder is rescinded or must otherwise be restored or returned by the Noteholders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or Parent, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or Parent or any substantial part of their property, or otherwise, all as though such payments had not been made. If an Event of Default shall at any time have occurred and be continuing and declaration of such Event of Default shall at such time be prevented by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, Parent agrees that, for purposes of this Agreement and its obligations hereunder, the Note Agreement shall be deemed to have been declared in default with the same effect as if the Note Agreement had been declared in default in accordance with the terms thereof, and Parent shall forthwith pay the amounts specified by the Noteholders to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

            SECTION 2.08. NO WAIVER; REMEDIES. No failure on the part of the Noteholders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 2.09. PLEDGE AGREEMENT. Parent's obligations under this Agreement are secured by the Pledge Agreement.

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            SECTION 2.10. FURTHER ASSURANCES. Parent hereby agrees to execute and deliver all such instruments and take all such action as the Noteholders may from time to time reasonably request in order to fully effectuate the purpose of this Agreement.

                                  ARTICLE III
                              EXCHANGE AGREEMENT

            SECTION 3.01. EXCHANGE. (a) Each Tranche A Noteholder shall have the right, at the option of such holder at any time up to and including the maturity date of the Tranche A Notes, to exchange the outstanding principal amount of any Tranche A Note (or any portion thereof), plus accrued and unpaid interest due thereon to the effective date of the exchange, into fully paid and non-assessable shares of common stock, par value $.01 per share, of Parent (the "PARENT COMMON STOCK"), subject to possible adjustment as provided below. The number of shares of Parent Common Stock issuable in exchange for a Tranche A Note shall be equal to the quotient of the principal amount of such Tranche A Note (or the portion thereof) submitted for exchange plus accrued and unpaid interest due thereon to the effective date of the exchange, divided by the "Exchange Price" (as defined below). As used herein, the term "EXCHANGE PRICE" shall mean the price of $.80 per share, or, in case an adjustment of such price has taken place pursuant to the provisions hereof, then at the price as last adjusted.

            (b) Subject to the provisions of SECTIONS 3.01(C), 3.01(D) and 3.01(E) hereof, if at any time after an aggregate amount of at least $2,800,000 has been advanced under the Tranche A Notes, the average closing price per share of Parent Common Stock (as reported by the principal securities exchange or trading market, as the case may be, on which the Parent Common Stock is then traded) during a period of 20 consecutive trading days (such 20-day average being referred to herein as the "AVERAGE PRICE") equals or exceeds $3.00 per share (a "SPECIAL EXCHANGE EVENT"), the Company may, at its option exercisable in its sole discretion at any time during the 30-day period following such Special Exchange Event, exchange all (but not less than all) of the outstanding principal amount of the Tranche A Notes, plus accrued and unpaid interest due thereon to the effective date of such exchange, into fully paid and non-assessable shares of Parent Common Stock at the Exchange Price then in effect. Such exchange shall be deemed to have been effected immediately upon the mailing of the notice referred to in SECTION 3.02(B) hereof, which notice to be effective must be deposited in the mail on or prior to the close of business on the thirtieth day following the Special Exchange Event, whereupon the person or persons entitled to receive the Parent Common Stock deliverable upon such exchange shall thereupon be treated for all purposes as the record holder or holders of such Parent Common Stock, and the Tranche A Notes shall be deemed to represent only the right to receive certificates representing the number of shares of Parent Common Stock, plus cash in lieu of fractional shares in accordance with SECTION 3.04, for which each such Tranche A Note has been so exchanged. If the Company does not exchange the Tranche A Notes in accordance with this SECTION 3.01(B) within the 30-day period following any Special Exchange Event, then a new period of trading days shall begin for purposes of determining whether the Company may exchange the Tranche A Notes pursuant to this SECTION 3.01(B).


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            (c) Notwithstanding the provisions of SECTION 3.01(B) hereof, during any period of time in which the Parent Common Stock is not traded on a securities exchange or other established trading market, no Special Exchange Event shall be deemed to occur.

            (d) Notwithstanding the provisions of SECTION 3.01(B), the Company shall not exchange the Tranche A Notes for Parent Common Stock pursuant to
SECTION 3.01(B) unless the Replacement 12% Convertible Promissory Notes evidencing the New Shareholder Debt are simultaneously converted pursuant to the terms of such notes.

            (e) Notwithstanding the provisions of SECTION 3.01(B), the Company may not exercise its right to exchange all of the outstanding principal amount of the Tranche A Notes for Parent Common Stock more than twice.

            SECTION 3.02. EXCHANGE PROCEDURE. (a) If any Tranche A Noteholder desires to exchange any Tranche A Note for Parent Common Stock pursuant to
SECTION 3.01(A) hereof, the holder of such Tranche A Note shall deliver an irrevocable written notice to the Company that the holder elects so to exchange such Tranche A Note in accordance with the terms of SECTION 3.01(A) hereof, and specifying the name or names (with address) in which a certificate or certificates for Parent Common Stock are to be issued.

            (b) If the Company elects pursuant to SECTION 3.01(B) hereof to exchange the outstanding principal amount of the Tranche A Notes for Parent Common Stock, the Company shall, within 30 days after the Special Exchange Event with respect to which such election is made, send notice (or cause notice to be sent) by first class mail, postage prepaid, to each holder of record of the Tranche A Notes at such holder's address as specified pursuant to the Tranche A Note Agreement. Each such notice of exchange shall specify the date such exchange was effected, the Exchange Price, the Exchange Rate (as defined in SECTION 3.03), and that on and after such exchange date, interest will cease to accrue on such outstanding principal amount of the Tranche A Notes being so exchanged.

            (c) The Company will, as soon as practicable after such written notice specified in SECTION 3.02(A) or (B) hereof and compliance with any other conditions herein contained, deliver or cause to be delivered, to the holder of record of each Tranche A Note to be exchanged, certificates for the number of full shares of Parent Common Stock to which such Person shall be entitled upon exchange as aforesaid and a cash adjustment for any fraction of a share of Parent Common Stock as provided in SECTION 3.04. In the case of an exchange of a Tranche A Note pursuant to SECTION 3.01(A) hereof, such exchange shall be deemed to have been made as of the date of the written notice delivered pursuant to
SECTION 3.02(A) hereof, and the Person entitled to receive the Parent Common Stock deliverable upon exchange of such Tranche A Note shall be treated for all purposes as the record holder of such Parent Common Stock on and after such date of notice.

            (d) Upon the exchange of all or a portion of the outstanding principal amount of a Tranche A Note for common stock of Parent in accordance with this Agreement, the amount of the

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outstanding principal of such Tranche A Note and the Tranche A Commitment of the holder of such Tranche A Note shall each be automatically reduced by the principal amount of such Tranche A Note so exchanged.

            SECTION 3.03. ADJUSTMENTS. The Exchange Price and the number of shares of Parent Common Stock and the number or amount of any other securities and property as hereinafter provided into which a Tranche A Note is exchangeable (the "EXCHANGE RATE") shall be subject to adjustment from time to time effective upon each occurrence of any of the following events. As used in this Section
3.03 the term "SHARES" means, collectively, (i) the shares of Parent Common Stock issuable upon exchange of the Tranche A Notes and (ii) any securities exchangeable for or issuable with respect to, the shares included in clause (i) of this definition. In case by reason of the operation of this SECTION 3.03 the Tranche A Notes shall be exchangeable for any other shares of stock or other securities or property of Parent or of any other corporation, any reference herein to the exchange of the Tranche A Notes shall be deemed to refer to and include the exchange of the Tranche A Notes for such other shares of stock or other securities or property.

            (a) If Parent shall declare or pay any dividend with respect to Parent Common Stock payable in Parent Common Stock, subdivide the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock, or reduce the number of shares of Parent Common Stock outstanding (by stock split, reverse stock split, reclassification or otherwise than by repurchase of its Parent Common Stock) (any of such events being hereinafter called a "STOCK SPLIT"), the Exchange Price and number of shares of Parent Common Stock issuable upon exchange of any Tranche A Note shall be appropriately adjusted so as to entitle the holder thereof to receive upon exchange of its Tranche A Note, for the same aggregate consideration provided herein, the same number of shares of Parent Common Stock (plus cash in lieu of fractional shares) as the holder would have received as a result of such Stock Split had such holder exchanged such Tranche A Note in full immediately prior to such Stock Split.

            (b) If Parent shall merge or consolidate with or into one or more corporations or partnerships and Parent is the sole surviving corporation, or Parent shall adopt a plan of recapitalization or reorganization in which shares of Parent Common Stock are exchanged for or changed into another class of stock or other security or property of Parent, the holder of a Tranche A Note, for the same aggregate consideration provided herein, shall be entitled upon exchange of such Tranche A Note to receive in lieu of the number of shares of Parent Common Stock for which such Tranche A Note would otherwise be exchangeable, the number of shares of Parent Common Stock or other securities (plus cash in lieu of fractional shares) or property to which such holder would have been entitled pursuant to the terms of the agreement or plan of merger, consolidation, recapitalization or reorganization had such holder exchanged such Tranche A Note in full immediately prior to such merger, consolidation, recapitalization or reorganization.

            (c) If Parent is merged or consolidated with or into one or more corporations or partnerships under circumstances in which Parent is not the sole surviving corporation, or if Parent sells or otherwise disposes of substantially all its assets, and in connection with any such merger,

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consolidation or sale the holders of Parent Common Stock receive stock or other securities convertible into equity of the surviving or acquiring corporations or entities, or other securities or property, after the effective date of such merger, consolidation or sale, as the case may be, the holder of a Tranche A Note shall, for the same aggregate consideration provided herein, be entitled upon exchange of the Tranche A Note to receive, in lieu of shares of Parent Common Stock for which such Tranche A Note would otherwise be exchangeable, shares of such stock or other securities (plus cash in lieu of fractional shares) or property as the holder of such Tranche A Note would have received pursuant to the terms of the merger, consolidation or sale had such holder exchanged such Tranche A Note in full immediately prior to such merger, consolidation or sale. In the event of any consolidation, merger or sale as described in this SECTION 3.03(C), provision shall be made in connection therewith for the surviving or acquiring corporations or partnerships to assume all obligations and duties of Parent hereunder.

            (d) If Parent shall declare or pay any dividend, or make any distribution, with respect to its Parent Common Stock that is payable in preferred stock or other securities, cash, assets or rights to subscribe for or purchase any security of Parent other than Parent Common Stock, or that is payable in debt securities of Parent convertible into Parent Common Stock, preferred stock or other equity securities of Parent, the holder of a Tranche A Note shall, for the same aggregate consideration provided herein, be entitled to receive upon exchange of such Tranche A Note in lieu of the shares of Parent Common Stock for which such Tranche A Note would otherwise be exchangeable, the same amount of Parent Common Stock, preferred stock and other securities, cash, assets or rights to subscribe for or purchase any security (plus cash in lieu of fractional shares) as the holder would have received had the holder exchanged such Tranche A Note in full immediately prior to any such dividend or distribution being made.

            (e) If Parent (other than in connection with a sale described in SECTION 3.03(C)) proposes to liquidate and dissolve, Parent shall give notice thereof as provided in SECTION 3.05(E) hereof and shall permit the holder of a Tranche A Note to exchange any unexchanged portion thereof at any time, if such holder should elect to do so, and participate as a stockholder of Parent in connection with such dissolution.

            (f) If the Exchange Price shall fall below the par value of the Parent Common Stock, Parent agrees to use commercially reasonable efforts to appropriately adjust the par value of the Parent Common Stock to an amount less than or equal to the Exchange Price.

            (g) In order to protect each holder of a Tranche A Note against the dilution of its interest in Parent, if and whenever on or after the date hereof Parent issues or sells any Parent Common Stock (except any Permitted Issuance or any issuance pursuant to SECTION 3.03(A)) for a consideration per share which is less than the then Exchange Price (a "SPECIAL ISSUANCE"), then forthwith upon such issuance or sale the number of Shares (as defined in SECTION 3.03), as determined immediately prior to such Special Issuance, will be increased to equal the New Exchange Shares (as defined below), and the Exchange Price will be equal to the New Exchange Price, each as determined pursuant to the following formulas:

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                  NES = S x ((OS + SI) / (OS + X))

                     NEP = (OEP x S) / NES

where:

      S = the Shares (as defined in SECTION 3.03), as determined immediately prior to such Special Issuance

      OS = the number of shares of Parent Common Stock outstanding immediately prior to such Special Issuance on a fully diluted basis without giving effect to such Special Issuance

      NES = the number of Shares (as defined in SECTION 3.03) as determined immediately following the aggregate adjustment made by reason of this SECTION 3.03(G) ("NEW EXCHANGE SHARES")

      SI = the number of shares of Parent Common Stock issued or sold (or deemed issued or sold) in such Special Issuance

      X = the number of shares of Parent Common Stock that the aggregate cash consideration actually received by Parent for SI would purchase at OEP

      NEP   = the "NEW EXCHANGE PRICE"

      OEP = the Exchange Price in effect immediately prior to such Special Issuance

"PERMITTED ISSUANCES" means any and all issuances of shares of Parent Common Stock pursuant to (x) any stock option, stock purchase or other employee or director benefit plan of Parent and (y) any warrant or other right to purchase Parent Common Stock, in each case existing as of the date hereof and specifically disclosed on SCHEDULE 3.03 attached hereto.

            (h) Whenever the Exchange Rate or the Exchange Price is adjusted as provided in any provision of this SECTION 3.03:

            (i) the Company shall compute the adjusted Exchange Rate and Exchange Price, as applicable, in accordance with this SECTION 3.03 and shall prepare a certificate signed by the Senior Financial Officer of the Company setting forth the adjusted Exchange Rate and Exchange Price, as applicable, and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Company or its designee; and


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            (ii) a notice stating that the Exchange Rate and the Exchange Price, as applicable, has been adjusted and setting forth the adjusted Exchange Rate and the Exchange Price, as applicable, shall forthwith be required, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to the holder of record of each Tranche A Note at such holder's address specified pursuant to the Tranche A Note Agreement.

            (i) If at any time, as a result of any adjustment to the Exchange Rate made pursuant to this SECTION 3.03, the holder of any Tranche A Note thereafter surrendered for exchange shall become entitled to receive any shares of Parent other than shares of Parent Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon exchange of such Tranche A Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this SECTION 3.03 with respect to the Parent Common Stock.

            (j) All of the events requiring adjustments pursuant to this SECTION
3.03 are subject to such prohibitions, limitations, restrictions and other provisions as set forth in the Transaction Documents, as may be amended from time to time.

            SECTION 3.04. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Parent Common Stock shall be issued upon the exchange of any Tranche A Note. Instead of any fractional share of Parent Common Stock that would otherwise be issuable upon exchange of a Tranche A Note, the Company will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the market price per share of Parent Common Stock (as determined by the Board of Directors of the Company or in any manner prescribed by the Board of Directors of the Company, which shall be the last reported sale price of the Parent Common Stock on the principal securities exchange or trading market on which the Parent Common Stock is then traded) at the close of business on the business day prior to the day of surrender of shares for exchange or, in the case of an exchange effected pursuant to SECTION 3.01(B) hereof, the business day prior to the effective date of such exchange.

            SECTION 3.05. ADDITIONAL PARENT OBLIGATIONS. (a) Parent shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the exchange of the Tranche A Notes, such number of shares of Parent Common Stock free of preemptive rights as shall from time to time be sufficient to effect the exchange of all Tranche A Notes from time to time outstanding. Parent shall from time to time, in accordance with the laws of the State of Nevada, increase the authorized number of shares of Parent Common Stock if at any time the number of shares of Parent Common Stock authorized but unissued shall not be sufficient to permit the exchange of all the then outstanding Tranche A Notes into Parent Common Stock at the Exchange Rate then in effect.

            (b) If any shares of Parent Common Stock required to be reserved for purposes of exchange of the Tranche A Notes require registration with or approval of any governmental

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                                                        Exhibit 10.4 - Page 10
authority under any federal or state law before such shares may be issued upon exchange, Parent will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. If the Parent Common Stock is then traded on any national securities exchange or trading market, Parent will, if permitted by the rules of such exchange or trading market, list and keep listed on such exchange or approved for trading on such trading market, subject to official notice of issuance, all shares of Parent Common Stock issuable upon exchange of the Tranche A Notes.

            (c) The Company will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Parent Common Stock on exchange of a Tranche A Note. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Parent Common Stock (or other securities or assets) in any name or names other than that in which such Tranche A Note was registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company or its designee the amount of such tax or has represented, to the reasonable satisfaction of the Company, that such tax has been paid.

            (d) Before taking any action that would cause an adjustment increasing the Exchange Rate, such that the effective Exchange Price would be below the then par or stated value of the Parent Common Stock, the Company and Parent will take such corporate action as may, in the opinion of counsel to the Company and counsel to Parent, be necessary in order that Parent may validly and legally issue fully paid and non-assessable shares of Parent Common Stock at the Exchange Rate as so adjusted.

            (e) In case Parent proposes, to the extent then permitted by the Transaction Documents,

                  (i)to pay any stock dividend upon the Parent Common Stock or make any distribution (other than ordinary cash dividends payable out of earnings) or offer any subscription or other rights to the holders of Parent Common Stock, or

                  (ii) to effect any capital reorganization or reclassification of capital stock of Parent, or

                  (iii) to effect the consolidation, merger, sale of all or
            substantially all of the assets, liquidation, dissolution or winding up of Parent, or

                  (iv) to take any other action that would result in any
            adjustment pursuant to SECTION 3.03 in the number of Shares or the Exchange Price,

then the Company shall cause notice of any such intended action to be given to each holder of the Tranche A Notes not less than 30 nor more than 60 days prior to the date on which the transfer books of Parent shall close or a record be taken for such dividend or distribution, or the date when such

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 11

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capital reorganization, reclassification, consolidation, merger, sale, liquidation, dissolution or winding up shall be effected, or the date of such other event, as the case may be.

            SECTION 3.06. EXCHANGE RATE INCREASE. (a) The Company from time to time may increase the Exchange Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period. Whenever the Exchange Rate is so increased, the Company shall mail to holders of record of the Tranche A Notes a notice of the increase at least 15 days before the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period it will be in effect.

            (b)The Company may make such increases in the Exchange Rate, in addition to those required or allowed by this Article III, as shall be determined by it, as evidenced by a resolution of the Company's Board of Directors, to be advisable in order to avoid or diminish any income tax to holders of Parent Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Noteholders that:

            SECTION 4.01. ORGANIZATION; POWER AND AUTHORITY. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. Parent has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform the provisions hereof and thereof.

            SECTION 4.02. AUTHORIZATION, ETC. This Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Parent, and this Agreement constitutes, and upon execution and delivery thereof each other Transaction Document to which it is a party will constitute, a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            SECTION 4.03. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by Parent of this Agreement and the other Transaction Documents to which it is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in

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                                                        Exhibit 10.4 - Page 12
the creation of any Lien in respect of any property of Parent or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which Parent or any of its Subsidiaries is bound or by which Parent or any of its Subsidiaries or any of their respective properties may be bound or affected (except for Liens created under the Transaction Documents) the consequence of which would have a Material Adverse Effect on Parent or any of its Subsidiaries, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority in respect of a proceeding to which Parent or any of its Subsidiaries is a party or (c) to the knowledge of Parent, violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to Parent or any of its Subsidiaries.

            SECTION 4.04. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Parent of this Agreement or the other Transaction Documents to which it is a party that has not been obtained.

            SECTION 4.05. SUBSIDIARIES. SCHEDULE 4.05 contains complete and correct lists of Parent's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Parent and each other Subsidiary. No Subsidiary is a party to, or is otherwise subject to any legal restriction or any agreement (other than the Note Agreement, this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

            SECTION 4.06. FINANCIAL STATEMENTS. The consolidated balance sheet of Parent and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows for the 12-month period then ended, copies of which Parent has delivered to each Noteholder, fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of such date and the consolidated results of their operations and cash flows for such period and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

            SECTION 4.07. DISCLOSURE. This Agreement, the documents, certificates or other writings delivered to the Noteholders by or on behalf of Parent in connection with the transactions contemplated hereby and the financial statements referred to in SECTION 4.06, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of Parent or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries. There is no fact known to

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 13

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Parent that would reasonably be expected to have a Material Adverse Effect on
Parent or any of its Subsidiaries that has not been set forth herein or in the other documents, certificates and other writings (including the financial statements referred to in SECTION 4.06) delivered to the Noteholders by or on behalf of Parent specifically for use in connection with the transactions contemplated hereby.

            SECTION 4.08. LITIGATION. Except as disclosed in SCHEDULE 4.08, there are no actions, suits or proceedings pending of which Parent has received notice, or, to the knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.

            SECTION 4.09. OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. Neither Parent nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority arising out of any proceeding to which it is a party or of which it has notice or in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.

            SECTION 4.10. TAXES. Parent and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Parent or any of its Subsidiaries, as the case may be, has established adequate reserves in accordance with GAAP. Parent knows of no basis for any other tax or assessment that, if imposed, would reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries. The charges, accruals and reserves on the books of Parent and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all respects. The Federal income tax liabilities of Parent and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1995.

            SECTION 4.11. TITLE TO PROPERTY. Parent and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in SECTION 4.06 or purported to have been acquired by Parent or any Subsidiary after said date, in each case free and clear of Liens other than Permitted Liens.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 14

            SECTION 4.12. LICENSES, PERMITS, ETC. Parent and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others. To the best knowledge of Parent, (a) no product of Parent infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and (b) there is no Material violation by any Person of any right of Parent or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by Parent or any of its Subsidiaries.

            SECTION 4.13.   COMPLIANCE WITH ERISA.

            (a)Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect on Parent. Neither Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

            (c)Parent and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d)The expected post-retirement benefit obligation (determined as of the last day of Parent's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B or the Code) of Parent and its Subsidiaries is not Material.

            SECTION 4.14. STATUS UNDER CERTAIN STATUTES. Neither Parent nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the

::ODMA\PCDOCS\DOCS\88117\1
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



Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

            SECTION 4.15. CAPITALIZATION. The authorized capital stock of Parent consists solely of 50,000,000 shares of $.01 par common stock, of which 4,157,073 shares are issued and outstanding and 10,000,000 shares of $.01 par Series A preferred stock, of which 23,000 shares are issued and outstanding.

            SECTION 4.16. ENVIRONMENTAL MATTERS. Neither Parent nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted of which Parent has notice raising any claim against Parent or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect on Parent or any of its Subsidiaries. Except as otherwise disclosed to the Noteholders in writing, (a) neither Parent nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect on Parent or any of its Subsidiaries; (b) neither Parent nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect on Parent or any of its Subsidiaries; and (c) all buildings on all real properties now owned, leased or operated by Parent or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect on Parent or any of its Subsidiaries.


                                  ARTICLE V
                           INFORMATION AS TO PARENT

            SECTION 5.01. FINANCIAL AND BUSINESS INFORMATION. Parent shall deliver to each of the Noteholders:

            (a)Within 45 days after the end of each quarterly fiscal period in each fiscal year of Parent, copies of (i) a consolidated balance sheet of Parent and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of Parent and its Subsidiaries, for such quarter and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

::ODMA\PCDOCS\DOCS\88117\1
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            (b)Within 90 days after the end of each fiscal year of Parent, copies of (i) a consolidated balance sheet of Parent and its Subsidiaries, as at the end of such year, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of Parent and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof.

            (c)Within 20 days after the end of each calendar month, copies of
(i) a consolidated balance sheet of Parent and its Subsidiaries as at the end of such month, and (ii) consolidated statements of income, changes in shareholders' equity and cash flows of Parent and its Subsidiaries, for such month and for the portion of the fiscal year ending with such month, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer of Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.

            (d)Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by Parent or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by Parent or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by Parent or any Subsidiary to the public concerning developments that are Material.

            (e)Promptly, and in any event within five Business Days after a Responsible Officer of Parent becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in SECTION 11.01, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

            (f)Promptly, and in any event within five Business Days after a Responsible Officer of Parent becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that Parent or an ERISA Affiliate proposes to take with respect thereto: (i)

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 17

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with respect to any Plan, any reportable event, as defined in section 4043(b) of
ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii) any event, transaction or condition that could result in the incurrence of any liability by Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to be Material as to Parent.

            (g)Promptly, and in any event within five Business Days of receipt thereof, copies of any notice to Parent or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (h)Promptly, and in any event within five Business Days after a Responsible Officer of Parent becoming aware thereof, any event which would reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.

            (i)With reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of Parent or any of its Subsidiaries or relating to the ability of Parent to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any of Noteholder.

            SECTION 5.02. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to SECTION 5.01(A), SECTION 5.01(B) or SECTION 5.01(C) shall be accompanied by a certificate of a Senior Financial Officer of Parent setting forth: (a) the information (including detailed calculations) required in order to establish whether Parent was in compliance with the requirements of SECTION 7.03 hereof during the monthly, quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and (b) a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Parent and its Subsidiaries from the beginning of the monthly, quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of Parent or any Subsidiary to

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 18
comply with any Environmental Law), specifying the nature and period of existence thereof and what action Parent shall have taken or proposes to take with respect thereto.

            SECTION 5.03. INSPECTION. Parent shall permit the representatives of each Noteholder, at the expense of Parent, upon reasonable prior notice to Parent and during normal business hours, to visit and inspect any of the offices or properties of Parent or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision Parent authorizes said accountants to discuss the affairs, finances and accounts of Parent and its Subsidiaries), all at such times and as often as may be requested.

                                  ARTICLE VI
                            AFFIRMATIVE COVENANTS

            Parent covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

            SECTION 6.01. COMPLIANCE WITH LAW; CONTRACTS. Parent will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries. Parent will, and will cause each of its Subsidiaries to, comply with, and perform their respective obligations under, each contract or agreement to which each is a party, unless, in the good faith judgment of Parent, the failure to so comply or perform would not reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.

            SECTION 6.02. MAINTENANCE OF PROPERTIES. Parent will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 6.03. PAYMENT OF TAXES AND CLAIMS. Parent will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of Parent or any of its Subsidiaries, provided that neither Parent nor

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 19
any of its Subsidiaries need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by Parent or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and Parent or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of Parent or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate would not reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.

            SECTION 6.04. CORPORATE EXISTENCE, ETC. Parent will at all times preserve and keep in full force and effect its corporate existence. Parent will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of Parent and its Subsidiaries unless, in the good faith judgment of Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or any of its Subsidiaries.


                                  ARTICLE VII
                              NEGATIVE COVENANTS

            Parent covenants that so long as any of the Commitments remain in effect or any of the Notes are outstanding:

            SECTION 7.01. RESTRICTIONS ON INDEBTEDNESS. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume, Guaranty or permit to exist any Indebtedness, except:

            (a)the Notes;

            (b)the Bridge Shareholder Debt; and

            (c)the New Shareholder Debt.

            SECTION 7.02. RESTRICTIONS ON LIENS. Parent will not, and will not permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien with respect to any asset now owned or hereafter acquired, except Permitted Liens.

            SECTION 7.03. FINANCIAL COVENANTS. Parent will not permit its Current Assets at any time, to be less than the sum of (a) its Current Liabilities as at such date, MINUS (b) any portion of such Current Liabilities consisting of amounts owing on the Notes.

            SECTION 7.04. RESTRICTED DISBURSEMENTS. Parent will not, and will not permit any of its Subsidiaries, directly or indirectly, make any Restricted Disbursements except:

            (a)Permitted Investments;


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 20

            (b)so long as no Default or Event of Default has occurred and is continuing, Permitted Preferred Stock Dividends; and

            (c)Restricted Disbursements by the Company that are permitted under
      SECTION 10.04 of the Note Agreement.

            SECTION 7.05. MERGER, CONSOLIDATION, ETC. Parent will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person.

            SECTION 7.06. RESTRICTIONS ON ASSET SALES. Parent will not, and will not permit any of its Subsidiaries to, sell, transfer, assign, convey or otherwise dispose of an interest in any asset now owned or hereafter acquired, except for the sale of Hydrocarbon production in the ordinary course of business by the Company.

            SECTION 7.07. TRANSACTIONS WITH AFFILIATES. Parent will not, and will not permit any of its Subsidiaries to, enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than Parent or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of Parent's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Parent or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

            SECTION 7.08. CHANGE IN BUSINESS. Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly engage to a material extent in any business other than those in which each such Person is presently engaged or that are directly related thereto, or discontinue any of its existing lines of business or substantially alter such Person's method of doing business.

            SECTION 7.09. SHAREHOLDER DEBT. Parent will not amend the terms of the Shareholder Debt Restructure Documents without the prior written consent of the Noteholders. The Parent will not, and will not permit any Subsidiary to, directly or indirectly, make any payment of principal or interest on the Bridge Shareholder Debt or the New Shareholder Debt, except for Permitted Shareholder Debt Payments made by Parent; provided, however, that Parent will not make any such Permitted Shareholder Debt Payments, if a Default or Event of Default has occurred and is continuing.



::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 21

                                 ARTICLE VIII
                                 MISCELLANEOUS

            SECTION 8.01. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, Parent will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and any local or other counsel) incurred by the Noteholders or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the other Transaction Documents, or by reason of being a holder of any Note, (b) the reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the other Transaction Documents, and (c) the reasonable costs and expenses, including reasonable financial advisors' fees, incurred in connection with the insolvency or bankruptcy of Parent or any Subsidiary or in connection with any proposed or finalized work-out or restructuring of the transactions contemplated hereby and by the Notes. Parent will pay, and will save the Noteholders and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Noteholders). The obligations of Parent under this SECTION 8.01 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the other Transaction Documents, and the termination of this Agreement.

            SECTION 8.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the other Transaction Documents, the purchase or transfer by the Noteholders of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of the Noteholders or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of Parent pursuant to this Agreement shall be deemed representations and warranties of Parent under this Agreement.

            SECTION 8.03. AMENDMENT AND WAIVER. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Required Holders, except that no amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, release Parent from its obligations hereunder. Any amendment or waiver consented to as provided in this SECTION 8.03 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon Parent and the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between Parent or the Company and the holder of any

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 22

Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

            SECTION 8.04. NOTICES. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (i) if to a Noteholder, to its address specified for such communications in Schedule A to the Note Agreement, or at such other address as it shall have specified to Parent in writing, (ii) if to Parent, to Parent at 1600 Smith Street, Suite 4000, Houston, Texas 77002, Telecopy No.: 713-652-9601, or at such other address as Parent shall have specified to the holder of each Note in writing. Notices under this SECTION 8.04 will be deemed given only when actually received.

            SECTION 8.05. LIMITATION ON INTEREST. Each provision in this Agreement and each other Transaction Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by Parent for the use, forbearance or detention of the money to be loaned to the Company under the Notes or any other Transaction Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Transaction Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Transaction Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Transaction Document shall in no event exceed that amount of money which would cause the effective rate of interest thereon to exceed the Highest Lawful Rate.

            SECTION 8.06. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

            SECTION 8.07. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 8.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 23

            SECTION 8.09. FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

            SECTION 8.10. JURY WAIVER. PARENT, THE COMPANY AND THE NOTEHOLDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 8.11. CHOICE OF FORUM. PARENT, THE COMPANY AND THE NOTEHOLDERS AGREE THAT ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS, OTHER THAN LEGAL PROCEEDINGS INSTITUTED BY THE NOTEHOLDERS WITH RESPECT TO THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS, WHICH PROCEEDINGS MAY BE BROUGHT IN THE FEDERAL OR STATE COURTS OF HARRIS COUNTY, TEXAS OR THE COURTS OF ANY OTHER JURISDICTION DEEMED APPROPRIATE BY THE NOTEHOLDERS TO ENFORCE THEIR RIGHTS AND REMEDIES UNDER THE SECURITY DOCUMENTS.

            SECTION 8.12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

            IN WITNESS WHEREOF, Parent, the Company and the Noteholders have caused this Agreement to be executed by their respective representatives thereunto duly authorized effective as of the date first above written.


                              TEXOIL, INC.


                              By:   /S/  RUBEN MEDRANO
                              Name: Ruben Medrano
                              Title:President



::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 24

                              TEXOIL COMPANY


                              By:   /S/ RUBEN MEDRANO
                              Name: Ruben Medrano
                              Title:President


                              RIMCO PARTNERS, L.P.
                              RIMCO PARTNERS, L.P. II,
                              RIMCO PARTNERS, L.P. III, AND
                              RIMCO PARTNERS, L.P. IV

                              By:   RESOURCE INVESTORS MANAGEMENT COMPANY
                   LIMITED PARTNERSHIP, their general partner

                              By:   RIMCO ASSOCIATES, INC.,
                                    its general partner


                              By:   /S/  GARY MILAVEC
                              Name: Gary Milavec
                              Title:Vice President


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 25

                                 SCHEDULE 3.03

                            CAPITALIZATION SCHEDULE
                              AS OF JULY 31, 1996

                                                               Common
                                                               Shares        PROCEEDS
                                               Expiration      After            TO
NUMBER                    CLASS                   DATE       CONVERSION       TEXOIL
4,058,6481   Common                                           4,058,648             -0-
   98,4232   Employee Salary Compensation--                      98,423             -0-
             '95 Plan
   29,4633   Employee Salary Compensation--                      29,463             -0-
             '96 Plan
   23,000    Class "A" Preferred                                766,667             -0-
  750,000    Class "A" Warrants ($3.50)        05-26-99         750,000      $2,625,000
  750,000    Class "B" Warrants ($4.50)        05-26-99         750,000       3,375,000
  300,000    Underwriter Warrants ($3.88)      05-26-99         300,000       1,162,500
  281,384    Options to J. Graves ($.45)       12-31-99         281,384         126,623
  281,384    Options to J. Richardson ($.45)   12-31-99         281,384         126,623
   20,000    Employee Options ($3.00) RM                         20,000          60,000
    5,000    Option to Marc Countiss ($3.50)   09-15-00           5,000          17,500
1,100,000    Convertible May 96 Notes ($.80)                  1,375,000             -0-
1,100,000    Convertible May 96 Note           5 years        1,100,000       1,441,000
             Warrants ($1.31) - to be
             eliminated at Closing.
   50,000    Option to Bill Seagle ($1.56)                       50,000          78,000
   30,000    Option to Ruben Medrano ($1.31)                     30,000          39,300
   20,000    Option to J. D. Hughes ($1.25) -                    20,000          25,000
             to be issued upon Closing.
                    TOTAL FULLY DILUTED                        9,915,969      $9,076,546
                                                               =========      ==========

- --------
1.    Number accurate as of March 31, 1995 (see first quarter 1995 10-QSB)
2.    Includes shares issued from April 1995 through February 1996
3.    Includes shares to be issued from March 1996 through July 1996

::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 26

                                 SCHEDULE 4.05


                                 SUBSIDIARIES




                 NAME                        JURISDICTION OF INCORPORATION
Texoil Company                          Tennessee
Texoil de Argentina, S.A.               Nevada


::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 27

                                 SCHEDULE 4.08


                                  LITIGATION



                                     None





::ODMA\PCDOCS\DOCS\88117\1
                                                        Exhibit 10.4 - Page 28